TRIMAINE TRUST SETTLEMENT
                            -------------------------


     THIS  SETTLEMENT  is  made  as  of  the  3rd  day  of  December,  2001,

BETWEEN:

          TRIMAINE  HOLDINGS, INC., a corporation organized under the
          ------------------------
          laws of the State of Washington, having an address care of Suite 1620, 400 Burrard Street, Vancouver, British Columbia V6C 3A6

          (hereinafter  called  the  "Settlor")

                                                         OF  THE  FIRST  PART

AND:

          NEW IMAGE INVESTMENTS CO. LTD., a corporation organized under
          ------------------------------
          the laws of the British Virgin Islands, having an address at 325 Waterfront Drive, Omar Hodge Building 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands

          (hereinafter  called  the  "Original  Trustee")

                                                         OF  THE  SECOND  PART

WHEREAS:

A. The Settlor being desirous of making such irrevocable settlement as is hereinafter contained has paid to the Original Trustee or otherwise placed under its control the sum of US $100.00 (One Hundred US Dollars);

B. It is contemplated that further sums of money, investments or other property may hereafter be paid or transferred or otherwise placed under the control of the Trustees (as hereinafter defined) to be held by them upon the trusts of this Settlement (as hereinafter defined);

NOW  THIS  INSTRUMENT  WITNESSETH  as  follows:

1. In this Settlement, the following expressions shall have the following meanings:

       (a) "MFC" means MFC Bancorp Ltd., a body corporate organized under the laws of the Yukon Territory;

       (b) "Beneficiary" means TriMaine Holdings, Inc., a body corporate organized under the laws of the State of Washington;

       (c) "Settlement" means the settlement created by this instrument dated December 3, 2001;

       (d)  "Shares"  means  1,870,000  common  shares  of  MFC;

       (e)  "Trust  Fund"  means  and  includes:

            (i) the said sum of US $100.00 (One Hundred US Dollars) under reference in recital A to this Instrument or Settlement;

            (ii)   the  Shares;

            (iii) all cash investments and property, real or personal, paid or transferred to, and accepted by the Trustees as additions to the Trust Fund and held by them upon the trusts hereof;

            (iv) the investments, securities, property and cash, from time to time, representing the said sum, the Shares and the said additions to the Trust Fund or any part or parts thereof respectively and any accumulations make or made under the trust in that behalf contained in clause 6 hereof;

       (f) "Trustees" means the Original Trustee or other trustee or trustees, for the time being, thereof;

       (g)  "Vesting  Date"  means  the  first  to  occur  of:

            (i) the expiry of the period of 21 years from the date of this Settlement;

            (ii)   such date being earlier than the day specified in paragraph
                   (i) of this subclause as the Trustees may at any time by writing under their hands or by instrument executed before the Vesting Date appoint.

2.     (a)  This  Settlement  is  established  under  the  laws  of  British
            Columbia, Canada and the rights of all parties and the construction and effect of each and every provision hereof shall be subject to the exclusive jurisdiction of and construed and regulated only according to the laws of British Columbia and the laws of Canada applicable therein notwithstanding that any one or more of the Trustees may, from time to time, be resident or domiciled elsewhere than in British Columbia, Canada.

       (b) Provided always that the Trustees may at any time, and from time to time, by writing under their hands or by deed declare that the trusts, powers, and provisions hereof shall from the date of such declaration take effect in accordance with the law of any other place in any part of the world and as from the date of such declaration the law of the state or country named therein shall be the law applicable to this Settlement and the courts of that state or country shall be the forum for the administration thereof but subject to the power conferred by this subclause and until any further declaration is made hereunder.

       (c) So often as any such declaration as aforesaid shall be made the Trustees may at any time or times thereafter by writing under their hands or by deed make such consequential alterations in the trusts, powers, and provisions of this Settlement as they, in their absolute discretion, consider necessary or desirable to secure that so far as may be possible such trusts, powers and provisions shall be as valid and effective under the laws of the country named in such declaration as they are under the laws of British Columbia, Canada.

       (d) In the alternative, the Trustees may at any time, and from time to time, by writing under their hands or by deed instead of making such declaration as aforesaid wholly revoke the settlement hereby made for the purpose only of declaring the same and they shall immediately, on such revocation, declare such new or other trusts as shall be required to carry out the purposes of this Settlement under the law of some other country and any such new settlement shall contain the same powers as are conferred by this subclause.

3. The Trustees shall stand possessed of the Trust Fund, upon trust, at their discretion, to retain the same in its existing form of investment or to sell, call in or convert the same or any part or parts thereof which shall not consist of money, including, without limitation, the Shares, and to invest or apply the net proceeds of any sale calling in or conversion together with the sum of US $100.00 (One Hundred US Dollars) under reference and any other sum or sums of money paid to the Trustees and forming the whole or part of the Trust Fund in or upon any kind of investments or for any of the purposes hereinafter authorized with power at any time, and from time to time, to vary and transpose any such investments or purposes for or into others of any nature hereby authorized.

4. The Trustees shall stand possessed of the Trust Fund and the income thereof including all dividends declared and payable on or after the date hereof upon the trusts and with and subject to the powers and provisions hereinafter declared and contained concerning the same.

5. The Trustees shall hold the capital and income of the Trust Fund upon trust for the Beneficiary.

6. The Trustees shall until the Vesting Date accumulate the entire income of the Trust Fund arising between the date hereof and the said date by investing the same and the resulting income thereof in any investments hereinafter authorized and the accumulation so made shall be held as an accretion to the capital of the Trust Fund, provided always that the Trustees shall have power to pay or apply such part or parts of the annual income of the Trust Fund as it arises, by way of distribution of cash only, to or for the benefit of the Beneficiary in such manner as the Trustees shall, in their absolute discretion, and without being liable to account for the exercise of such discretion think fit, such that the Trustees may at any time or times apply at their discretion, the whole or any part or parts of the said accumulations as if the same were income arising in the then current year or for any of the purposes for which monies arising under this Settlement are authorized to be applied, provided that under no circumstances shall such payments be made by way of distribution of any assets in a form other than cash.

7. It is hereby declared (without prejudice to the generality of the foregoing) that any income or capital which the Trustees shall have determined to pay or apply for the benefit of the Beneficiary may be paid or transferred to the trustees of any settlement, trust disposition, or other instrument under which the Beneficiary is beneficially interested or which in the opinion of the Trustees is for the benefit of the Beneficiary and such payment shall be deemed to be an application of income or capital for the benefit of such person provided that nothing in this clause 7 contained shall be construed so as to authorize the Trustees to make any payment, in such a manner as to infringe under any relevant law any rule against perpetuities or excessive accumulations, or to make any distribution of any assets of the Trust Fund other than by way of cash payment.

8. Subject to the trusts hereinbefore contained, the Trustees shall stand possessed of the Trust Fund on the Vesting Date upon trust for the Beneficiary.

9. On or before the Vesting Date, or upon the failure of the trust established by this Settlement, for any reason, prior to the Vesting Date, the Trustees shall sell all assets comprising the Trust Fund not Comprised of cash, including, without limitation, the Shares, or any remaining Shares constituting a portion of the Trust Fund, or shall convert all such assets, including, without limitation, such Shares or remaining Shares, into cash, and such proceeds shall stand in the place of the assets so sold or converted. For greater certainty, the parties hereto acknowledge and agree that no assets, other than cash proceeds, may, under any circumstances, revert to the Settlor or vest in the Beneficiary (provided that nothing in this Section 9 will serve to limit the Beneficiary's interest in the Trust Fund other than to limit any right to receive assets in a form other than cash, upon vesting or dissolution of the Trust).

10.    (a)  Any  monies  arising  under  this  Settlement may be invested or otherwise applied by the Trustees on the security of or in the purchase or acquisition of real or personal property (including chattels) and leasehold property of any tenure, rights or interests of whatsoever kind and wheresoever situate including, in particular but without prejudice to the generality of the foregoing, any company, any stock, funds, shares, securities, or other investments or property of whatsoever nature and wheresoever situate and whether involving liability for waste or not or on loan with or without interest and with or without security to any person or any firm or company anywhere in the world including loans to the Beneficiary and the Trustees may grant indulgence to or release any debtor, give and take guarantees with or without consideration, enter into profit sharing agreements or give and take options with or without consideration, accept substitution of any security for other security or of one debtor for another debtor to the intent that the Trustees shall have the same unrestricted powers of investing, holding and using monies and transposing investments and altering the uses of monies arising under these presents as if they were absolutely entitled thereto beneficially.

       (b) It is hereby expressly declared, but without prejudice to the generality of the foregoing subclause, that the Trustees may, at any time, and from time to time, before the Vesting Date, exercise the powers hereinafter contained, and, without limitation:

            (i)   the  Trustees  may:

                  (A) retain or hold the whole or any part of the Trust Fund in its actual state of investment, for the time being, (without being under any duty to diversify the investments, from time to time, comprised in the Trust
                       Fund) or otherwise such as, in their absolute discretion, they shall think fit, and without responsibility for any loss occasioned by an exercise of the powers in this present paragraph contained;

                  (B) with respect to any freehold, leasehold, or other immovable property which or the proceeds of which is or are, for the time being, subject to the trusts hereof, exercise all powers of management which an individual and/or beneficial owner might exercise including power to apply any money subject to the trusts hereof (including income of the Trust Fund) in repairing, cleaning, decorating, altering, or improving such property and in paying taxes, rates, insurance premiums, expenses, servants, wages, and all other payments and outgoings whatsoever, due and payable to or on account of, such property;

                  (C) in relation to any leasehold property of other wasting assets, effect and maintain sinking fund policies and pay all expenses of keeping up the same out of the income of the Trust Fund;

            (ii)  (A)  any  land  purchased  by  the  Trustees shall  be assured to the Trustees either with or without any trust for sale as the Trustees shall think fit but nevertheless with power to sell the same and with power to postpone sale;

                  (B) until the sale of any land purchased as aforesaid the Trustees may permit the Beneficiary to occupy the same upon such terms (if any) as to payment or nonpayment of rent, taxes, rates, and other expenses and outgoings and as to repair and decoration and for such period as the Trustees may think fit;

                  (C) the Trustees shall be indemnified out of the Trust Fund against all costs, rents, covenants, obligations, and outgoings relating to any land purchased as aforesaid or for which the Trustees may be liable in respect of the said premises or the said purchase;

            (iii) the  Trustees  shall  be  at  liberty  to  borrow  money  to give effect to any appointment authorized hereunder or for the purpose of purchasing or subscribing for any shares or stocks, securities, properties, options, rights, or interest, or other property of whatsoever description upon such terms as to repayment of principal and payment of interest as they shall, in their absolute discretion, think fit and they may pledge or mortgage the whole or any part of the capital or income of the Trust Fund by way of security for any such loans. No lender shall be bound to enquire as to the propriety of any such loan pledge or mortgage or as to the application of the proceeds thereof;

            (iv) the Trustees shall have power at any time, at their absolute discretion, and on such terms as they deem fit, to appropriate or to apply the capital or income of the Trust Fund or any part thereof in securing the payment of money owed by or the performance of any obligations of and to give any guarantee or to become surety for the Beneficiary or for any company in which the Beneficiary may have an interest as a shareholder, partner, joint venture interest holder or lender and for these purposes to mortgage or charge any investments or property, for the time being, forming part of the Trust Fund or to deposit or transfer any such investments or property by way of security with or to any such person, firm, or company, provided that under no circumstances shall any assets, other than in the form of cash, be transferred directly or indirectly from the Trust Fund to the Beneficiary;

            (v) the Trustees may (subject to the limitation on the Trustees' ability to vote the Shares as set out in Section 11(a) hereof) at any time or times enter into any compromise or arrangement with respect to or may release all or any of their rights as creditors of any individual or as shareholders, stockholders, or debenture stockholders or creditors of any company and whether in connection with a scheme of reconstruction or amalgamation or otherwise and may accept in or towards satisfaction of all or any of such rights, such consideration as they shall, in their discretion, think fit, whether in the form of shares stock, debenture stock, cash obligations, or securities of the same or of any other company or companies or in any other form whatsoever;

            (vi) the Trustees further, and without prejudice to the generality of the foregoing powers, shall have power, in their discretion, to apply or direct the application of any part or parts of the income or capital, for the time being, arising out of or comprised in the Trust Fund, in or towards payment of the premiums on any policy or policies of assurance in which the Beneficiary (whether under this Settlement or any other settlement or otherwise) has any beneficial interest whether vested or contingent and whether defeasible or indefeasible, provided always that the Beneficiary shall have no right to receive any income or capital paid from the Trust Fund other than by way of cash distributions;

            (vii) the Trustees shall further have power, if they think fit, to apply or direct the application of any part of the capital or income of the Trust Fund:

                  (A) in the purchase or acquisition of or in effecting any term or other policy or policies on the life of any person or any endowment or sinking fund or other policy or policies, of whatsoever nature, and at or subject to any premium or premiums whether single or payable periodically and with and subject to any options, rights, benefits, conditions, or provisions whatsoever;

                  (B) in paying any sums payable, from time to time, for premiums in respect of such policy or policies;

                  (C) in repaying any loan (together with any interest thereon) taken by them for the purpose of purchasing, acquiring, or effecting any such policy or policies, or paying any such premium or premiums, and so that the Trustees shall have all such powers of surrendering, exchanging, or otherwise dealing with, any such policy or policies, and any bonuses payable in respect thereof as if they were absolutely and beneficially entitled thereto and any such policy or policies and all monies assured thereby or received on the sale, surrender, or exchange thereof, shall be treated as forming part of the capital of the Trust Fund, provided always that the Beneficiary shall have no right to receive any income or capital paid from the Trust Fund other than by way of cash distributions;

            (viii) the  Trustees may institute and defend proceedings at law and proceed to the determination thereof or compromise the same as the Trustees shall consider advisable;

            (ix) the Trustees may, at any time or times, incorporate or acquire any company or companies in any place in the world at the expense of the income or capital of the Trust Fund with limited or unlimited liability and may pay or transfer hereto, all or any part or parts of the investments then constituting or forming part of the Trust Fund in consideration of the issue of shares or debentures or other securities to the Trustees or upon deferred purchase terms or on any terms which the Trustees shall consider appropriate and the Trustees shall have full power to make such loans (including interest free loans) to any such company, as they may think fit, and any such company may be incorporated or acquired either as an investment holding company or for the purpose of carrying on any trade or business, as the Trustees may think fit, and to pay out of the Trust Fund all or any part of the expenses of the incorporation or acquisition of such company and the transfer thereto of any part of the Trust Fund, provided always that the Beneficiary shall have no right to receive any income or capital paid from the Trust Fund other than by way of cash distributions;

            (x) the Trustees may pay out of the Trust Fund, or out of the income of the Trust Fund, or partly out of the Trust Fund and partly out of the said income, at such time or times, and in such manner as, in their discretion, they may deem fit, any estate or other duty, taxes, fees, or levies of whatsoever nature, and whether in respect of income, capital, profits, or gains, capital, or otherwise imposed by or under the laws of the British Virgin Islands or of any country whatsoever for which they are liable or accountable as trustees to the revenue authorities of such country whether or not the said revenue authorities are able to enforce the liability or accountability aforesaid against the Trustees in the forum for the administration of this Settlement or elsewhere;

            (xi) the Trustees shall have power to pay out of the income or capital of the Trust Fund, all the costs and expenses relating to or arising from the management or termination of this Settlement and the amount of any remuneration payable to the Trustees under clause 15 hereof;

            (xii) the Trustees may give all such undertakings and enter into such contracts and incur all such obligations relating to the Trust Fund, or any part or parts thereof, as they, in their absolute discretion, think fit, whether or not such undertakings, contracts, or obligations extend or may extend until after the Vesting Date;

            (xiii) the  Trustees  may  take  the  opinion  of  legal  counsel concerning any difference arising under this Settlement or on any matter, in any way, relating to the Trust Fund or to their duties in connection with the settlement and in all such matters they may act in accordance with the opinion of counsel or not, at their complete discretion, and without being responsible for any loss occasioned by reason of their having acted or failed to act upon any such opinion;

            (xiv) the Trustees may receive property by gift, inter vivos, or by will or under the provisions of any trust or trusts, or otherwise and from any person or persons, corporation or corporations, as additions to the Trust Fund and hold the same upon the trusts herein set forth and administer and appoint such additions according to the definition of the Trust Fund under the provisions hereof;

            (xv) the Trustees may keep the whole, or any part, of the trust property within or without the jurisdiction of British Columbia or other forum for the administration of this Settlement.

11.    (a)  For  so  long as the Beneficiary is a subsidiary of MFC (as such term is defined and interpreted pursuant to the laws of the jurisdiction of organization of MFC, from time to time), the Trustees shall not, under any circumstances, exercise any voting rights appertaining to the Shares or any additional MFC shares or any other securities acquired by the Trustees, from time to time, by way of a dividend or distribution in kind or specie from MFC (collectively the "Non-voting Securities"). other than in respect of the Non-voting Securities, the Trustees shall be at liberty to exercise all voting rights appertaining to any other securities or investments, from time to time, forming part of the Trust Fund in as full, free, and absolute, a manner as if they were absolute owners of such investments, and in particular, but without prejudice to the generality of the foregoing provisions, the Trustees being individual persons shall be at liberty to exercise such voting rights, either by voting or by abstaining from voting, so as to ensure or further the appointment or reappointment of any one or more of their number to be directors, secretaries or employees of any company in which any part of the Trust Fund may, from time to time, or for the time being, be invested, or in any subsidiary of any such company and any Trustee receiving from any such company or subsidiary, any fees, salary bonuses, or commissions for services rendered to such company or subsidiary shall be entitled to retain the same for his own benefit and shall not be required to account therefore to any person interested hereunder.

       (b)  Notwithstanding  and without prejudice to the  preceding subclause
            (a) of this clause, it is specifically agreed and understood that where the Trustees hold the controlling shares of or interest in any company, the Trustees shall have no duty to become a member of the board of directors of such a company and shall not be deemed to be a member of such board of directors by virtue of holding such controlling shares or interest nor shall the Trustees have any duty to procure the appointment of their nominee as director or directors of such a company and it shall be no part of the duty of the Trustees to keep themselves informed concerning any such company or intervene in the management or administration thereof by its directors, officers, agents, or employees and in no event, and under no circumstances (and notwithstanding any rule of law or equity to the contrary), shall the Trustees incur any liability for any act or omission of any director, officer, agent, or employee of any such company. Further, declaring for the avoidance of doubt:

            (i) the Trustees shall be entitled to assume that the directors and officers of such a company are honest and competent until such time as the Trustees have actual notice to the contrary and the Trustees in reliance upon such assumption shall not be required to supervise or verify the honesty or competency of the directors and officers at any time until the Trustees have actual notice to the contrary;

            (ii) the  Trustees  shall  not be liable for any consequences arising from a decision to retain all or a large portion of the Trust Fund invested in such a company nor for the failure to diversify the investment thereof.

12. The Trustees may determine as they shall, in their absolute discretion, consider just, whether any monies are to be considered as capital or income and whether any expense ought to be paid out of capital or income and all other questions and matters of doubt of whatsoever description arising in the execution of the trusts of these presents and none of the Trustees and no person having formerly been the Trustees or one of the Trustees and no estate of any deceased Trustee shall be liable for or for the consequences of any act done or omitted to be done, or for any payment made or omitted to be made in the pursuance of any such determination, notwithstanding that such determination shall subsequently be held to have been wrongly made.

13.    (a)  The  Trustees  may  employ  any agent or agents (being a person, firm or corporation) to transact all or any business of whatsoever nature required to be done in the premises (including the receipt and payment of money but not including the distribution of the capital or income of the Trust Fund) and the Trustees shall be entitled to be allowed and paid all charges and expenses so incurred and shall not be responsible for the default of any such agent or agents or any loss occasioned by the employment of such agent or agents.

       (b) The Trustees may, from time to time, delegate to any person or persons, the execution or exercise of such of the powers and discretions hereby or by law vested in the Trustees in relation to the management or administration of any property wherever situate, as they may consider expedient, so to delegate and they shall not be responsible for any loss occasioned by reason of any such delegation.

       (c)  (i)   The Trustees may, from  time to time, employ and, if they
                  see fit, act upon the advice of an investment adviser and the Trustees shall not be responsible for any loss occasioned by reason of their having acted or failed to act upon advice received from any such adviser.

            (ii) The Trustees shall pay to any such investment adviser such fees, commission, or other remuneration and such compensation for expenses as the Trustees may, in their reasonable discretion, think fit, and any such investment adviser shall be entitled to retain, for its or his own use and benefit, any commissions or shares of commission customarily or by usage payable to such investment adviser in relation to any dealing or transaction with or concerning the Trust Fund.

       (d) Any Trustee hereof may exercise or concur in exercising all powers and discretions hereby or by law given to him notwithstanding that he may have a direct or other personal interest in the mode or result of exercising any such power or discretion but any Trustee may nevertheless, if he so wishes, but shall be under no obligation to, abstain from acting, except as a merely formal party in any matter in which he may be so personally interested and may allow his co-trustee or co-trustees to act alone in the exercise of the powers and discretions aforesaid in relation to such matter.

14. The Trustees may without being liable for any consequential loss, deposit any monies, deeds, securities, or investments (including shares and securities to bearer) held by them as trustees with any banker or any person or firm or company in any part of the world for safe custody or receipt of dividends and may pay out of the income or capital of such part of the Trust Fund, as they shall think proper, any sum payable for such deposit and custody, provided always that the Beneficiary shall have no right to receive any income or capital paid from the Trust Fund other than by way of cash distributions.

15. Any Trustees hereof being a bank or a trust company or trust corporation may transact on behalf of this Settlement, or of the Beneficiary any business, which by its constitution, it is authorized to undertake upon the same terms as would, for the time being, be made with an ordinary customer and may return on current account or deposit account or advance at interest all monies necessary or convenient to be retained or advanced in connection with the trust premises without accounting for any profit made thereby and it is hereby agreed and declared that any such Trustee, as aforesaid, shall be entitled to charge and be paid out of the Trust Fund and the income thereof, remuneration at such standard scale of fees for individual services rendered as may, from time to time, be in force.

16. The Trustees shall keep accurate accounts of their trusteeship and may have them audited annually at the expense of the Trust Fund or the income thereof, as the Trustees shall determine, by a chartered accountant or a firm of chartered accountants selected by the Trustees.

17. Assets of the settlement may be held in the names of a single Trustee, being a corporation, or any two or more Trustees where there are not less than two individuals who are the Trustees and the Trustees shall have the right to vest any assets forming part of the Trust Fund in a stakeholder or in an agent or nominee or nominees, manager or managers anywhere in the world on behalf of the Trustees and to entrust or concur in entrusting the realization of and reinvestment of such assets to such stakeholder, agent, nominee or nominees, manager or managers, upon such terms as the Trustees may deem reasonable without being liable for any loss incurred in consequence of any such action, provided that no such assets will be vested or entrusted to MFC or the Settlor.

18.    (a)  The  Trustees  hereof shall consist either of a bank, or a trust company or trust corporation, or a company acting alone or jointly with one or more individuals or of not less than two individuals and any vacancy in the trusteeship hereof shall be filled as soon as conveniently may be but so nevertheless that a sole individual Trustee, for the time being, of this Settlement shall (subject as herein provided) during any vacancy have the same powers, authorities, and discretions and may act in all respects as if there were two individuals as trustees.

       (b) Subject to the provisions of clause 13(d) hereof, and subject to consultation between the Trustees, as hereinafter provided in this clause, all or any of the powers, discretions, and authorities hereby or by law, given to or vested in the Trustees may, at any time or times be exercised by a majority in point of number of the Trustees without the concurrence of the other or others of them and so that every exercise of such powers, discretions, or authorities as aforesaid, by a majority of the Trustees, for the time being hereof, shall be valid and binding upon all persons interested hereunder in all respects as if all the Trustees had concurred therein but so that no Trustee shall be liable for any act or thing done or omitted in the execution of the trusts of this Settlement without his knowledge and actual concurrence.

            Provided  always  that:

            (i) prior to the execution by a majority of the Trustees of any powers, discretions, or authorities hereunder, there shall be consultation between all the Trustees either personally or in writing by letter, facsimile, or cable;

            (ii) such prior consultation shall not be necessary with regard to any Trustee with whom the other Trustees shall declare in writing that, in their opinion, it is impossible or inexpedient to communicate;

            (iii) consultation  with  any attorney duly appointed by a Trustee shall, as far as the donor of the power of attorney is concerned, be deemed for all purposes to be consultation with that Trustee;

19.    (a)  If  any  Trustee  hereof,  whether  original,  additional,  or substituted, shall die or being a corporation shall be dissolved (otherwise than for the purpose of amalgamation or reconstruction) or shall give notice of his, or her, or its desire to withdraw and be discharged from the trusts hereof under the provisions of subclause (b) of this clause or shall refuse or become unfit to act then the Settlor, failing whom the surviving or continuing Trustees or if there are no such, then the Trustee or Trustees desiring to be discharged and failing them the personal representatives of the last surviving individual trustee (if any) may, by document in writing or by instrument, appoint one or more other persons or corporations (whether resident or domiciled within or without the British Virgin Islands) to be a Trustee or Trustees hereof in place of the Trustee or Trustees deceased, dissolved, desiring to withdraw, and be discharged, refusing, or becoming unfit to act, provided that the number of the Trustees shall not in any event be increased to beyond four.

       (b) If any Trustee hereof other than a sole Trustee shall at any time desire to withdraw and be discharged from the trusts hereof, he or it may do so by notice in writing, signed personally by himself, or in the case of a corporate Trustee, by any of its officers given to the persons named in subclause (a) of this clause and upon the posting or personal delivery of such notice, the Trustee so doing shall cease to be a Trustee hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the trust property in the continuing or new Trustee or Trustees or otherwise, as the case may require, and a sole Trustee may withdraw and be discharged as aforesaid but only so as to take effect on the appointment of a new Trustee or Trustees under the provisions of the previous subclause.

       (c) The persons in subclause (a) of this clause, mentioned in like order of priority, may, by document in writing or by instrument, appoint one or more other persons or corporations (whether resident within or without the British Virgin Islands) to be an additional or new Trustee or Trustees hereof, subject however to the proviso contained in the said subclause (a).

       (d) Acts and deeds done or executed for the proper vesting of the trust property in new or additional Trustees, shall be done and executed by the continuing or retiring Trustee or Trustees, at the expense of the income or capital of the Trust Fund.

       (e) Any person dealing with the Trustees of this Settlement may rely upon a copy of these presents certified before a notary public by the Trustees or by their attorney-at-law, advocates or solicitors, as the case may be, to the extent as he might rely upon the original.

       (f) Upon any Trustees ceasing to be a trustee of this Settlement, he or his heirs or executors, or administrators, or other persons acting in his place, as the case may be, shall at the request of the continuing Trustees or Trustee or at the request of any other person having a beneficial interest in the Trust Fund and at the expense of the income or the capital of the Trust Fund, do all acts and things required for the purpose of effectively vesting all property and assets, the subject
            matter of the trusts hereby declared in the continuing or   new
            Trustees or other persons entitled to have the Trust Fund vested in them, provided that an outgoing Trustee, who is liable as a trustee hereof, or may, on the death of any person, become liable as a former trustee hereof for any taxes, duties, fees, or levies of whatsoever nature and whether in respect of income capital profits or gains capital, or otherwise imposed in any part of the world, shall not be bound to transfer all or any part of the Trust Fund, as aforesaid, unless reasonable security is provided for indemnifying such outgoing Trustee against any such liability.

       (g) No firm, association, or corporation, any of whose securities are included in the Trust Fund, and no purchaser of other person dealing with the Trustees, shall be concerned to enquire into the propriety or validity of any act of the Trustees or to see to the application of any money paid or property transferred to or upon the order of the Trustees nor in the case of any Trustees hereof purporting to act under any delegation of authority from any other Trustee hereof, to ascertain or enquire whether a case exists in which such delegation is permitted or whether such delegated authority is still subsisting.

       (h) Any new or additional Trustee appointment under the provisions hereof or by any court of competent jurisdiction shall have the powers, rights, and benefits, as to remuneration or otherwise, as at or prior to his or its appointment, may be agreed in writing in the case of a Trustee appointed, as hereinbefore provided, between such new or additional Trustee and the person or persons making such appointment or in the case of a Trustee appointed by a court as the order appointing such Trustee may direct.

20.    (a)  Any  Trustee,  for the time being hereof, which shall be a trust company or corporation, shall be entitled in addition to reimbursement of its proper expenses to remuneration for its services in accordance with such corporation's published terms and conditions for trust business in force, from time to time.

       (b) Any Trustee, for the time being hereof, being an individual engaged in any profession or business shall be entitled to charge and be paid all usual professional or other charges for business done and time spent and services rendered by him or his firm in the execution of the trusts and powers hereof, whether in the ordinary course of his profession of business or not, and even if the activity undertaken by him or his firm may not be of a nature specifically requiring the employment of such professional person.

       (c) No Trustee hereof, or director, or other officer of any corporation which is a Trustee hereof, shall be liable to account for any remuneration or other profit received by him in consequence of his acting as or being appointed to be a director or other officer or servant of any company even though his appointment was procured by exercise by him or by the Trustees of voting rights attached to securities in the Trust Fund or by an abstention from exercising such voting rights.

21.    (a)  The  Trustees  shall  not  be concerned to see to the insurance, preservation, repair, or renewal of any freehold or leasehold property or other chattels occupied, used, or enjoyed by the Beneficiary and in the professed execution of the trusts hereof, no Trustee shall be liable for any loss to the Trust Fund arising by reason of any improper investments or application of the Trust Fund or any part thereof made in good faith or for the negligence or fraud of any agent or investment advisor employed by him or by any other Trustee hereof (although the employment of such agent was not strictly necessary or expedient) or by reason of any mistake or omission made in good faith by any Trustee hereof or by reason of any other matter or thing whatsoever, except willful and individual fraud or wrongdoing on the part of the Trustee who is sought to be made liable.

       (b) Every discretion hereby conferred upon the Trustees shall be an absolute and unfettered discretion and the Trustees shall not be required to furnish to any beneficiary hereunder any reason or justification for the manner in which any such discretion may be exercised.

22. In the execution of the trusts and powers hereof, no Trustee shall be liable for any loss to the Trust Fund arising in consequence of the failure, depreciation, or loss of any investments made in good faith or by reason of any mistake or omission made in good faith or any other matter or thing except willful and individual fraud or wrongdoing on the part of the trustee who is sought to be made liable or (in the case of a corporation) of any of its officers.

23. Every Trustee who is a corporation or company may exercise or concur in exercising any discretion or power hereby conferred on the Trustees by a resolution of such corporation or company or by a resolution of its board of directors or governing body or it may delegate the right and power to exercise or concur in exercising any such discretion or power to one or more members of its board of directors or governing body or one or more of its officers or employees duly authorized for that purpose.

24. Notwithstanding anything hereinbefore contained, nothing herein shall be construed as permitting the exercise of any power or discretion hereunder after the Vesting Date.

25.     This  Settlement  shall  be  known  as  the "TriMaine Trust Settlement".

26. This Settlement and the dispositions hereby made are intended to be and are irrevocable.

IN WITNESS WHEREOF the Settlor and the Original Trustee have each executed this Settlement as of the day and year first written above.



TRIMAINE  HOLDINGS,  INC.

By:  /s/ Roy Zanatta
    -------------------------
Name:   Roy Zanatta
       ----------------------
Title:  Director
       ----------------------


NEW  IMAGE  INVESTMENTS  CO.  LTD.

By:  /s/ Byung H. Moon
     ------------------------
Name:  Byung H. Moon
       ----------------------
Title:  Director
        ---------------------